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                                EXHIBIT (23)(b)
                                ---------------

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                         INDEPENDENT AUDITOR'S CONSENT
                         -----------------------------



We consent to the incorporation by reference of our report dated August 6, 1994, except for the restatement and subsequent events note for which the date is June 7, 1995, on the consolidated financial statements of UF Bancorp, Inc. for the year ended June 30, 1994 in the Registration Statement on Form S-4 filed by CNB Bancshares, Inc., and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.



/s/ Geo. S. Olive & Co. LLC

Geo. S. Olive & Co. LLC
Evansville, Indiana
June 16, 1995